UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

15985 East High Street, Middlefield, Ohio 44062
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2021, Middlefield Banc Corp. Chief Executive Officer Thomas G. Caldwell announced his plans to retire as of March 31, 2022. Mr. Caldwell will remain President and Chief Executive Officer of Middlefield Banc Corp. and The Middlefield Banking Company until his retirement in 2022. Mr. Caldwell intends to complete his term as director that would end at the company’s 2022 annual meeting of shareholders. The company’s board of directors is expected to appoint a successor in the coming months, ensuring a smooth transition prior to April 1, 2022.

Mr. Caldwell’s decision to retire in 2022 is due to personal reasons and is not the result of any disagreement with Middlefield Banc Corp.

Consistent with the company’s management succession plan, the board of directors is leading the succession planning process and has formed a search committee to proactively manage the transition process. The board has engaged an executive search firm to identify and evaluate potential successors. Both internal and external candidates will be considered. Mr. Caldwell will work with the company’s board of directors to ensure the successful identification of a successor Chief Executive Officer.

Additional details may be found in the press release attached as Exhibit 99 to this report which is hereby incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

99	Text of Press Release dated June 18, 2021 titled “Middlefield Banc Corp. Announces CEO Retirement and Succession Plan”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIDDLEFIELD BANC CORP.

By:	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO

Date: June 18, 2021